THERAGENICS CORPORATION
                   5325 OAKBROOK PARKWAY
                  NORCROSS, GEORGIA 30093
    PROXY - Annual Meeting of Stockholders - June 30, 1995.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's proxy or proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 30, 1995, or any adjournment thereof.


1.  ELECTION OF DIRECTORS.
  FOR all nominees listed below          WITHHOLD AUTHORITY
(except as marked to the contrary)    to vote for all nominees
                                            listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

        ORWIN L. CARTER       M. CHRISTINE JACOBS

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON AS THE
INDEPENDENT  PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL
YEAR ENDING DECEMBER 31, 1995
        FOR              AGAINST                ABSTAIN

                 (CONTINUED ON REVERSE SIDE)

3.  PROPOSAL TO ADOPT THE COMPANY'S 1995 STOCK OPTION PLAN.
         FOR            AGAINST                 ABSTAIN

4. In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Orwin L. Carter and
M. Christine Jacobs for election as directors and FOR Proposals 2 and 3.

                       DATE ___________________________________

                       ________________________________________
                       Signature
                       ________________________________________
                       Signature, if held jointly

                       Please sign exactly as your name or
                       names appear at left. When shares are
                       held by joint tenants, both should sign.
                       If signing in any fiduciary or
                       representative capacity, give full title as such.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN
THE ENCLOSED ENVELOPE.